UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:  ☐

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Ultratech Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies: N/A
	(2)	Aggregate number of securities to which transaction applies: N/A
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A
	(4)	Proposed maximum aggregate value of transaction: N/A
	(5)	Total fee paid: N/A

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount Previously Paid: N/A
	(2)	Form, Schedule or Registration Statement No.: N/A
	(3)	Filing Party: N/A
	(4)	Date Filed: N/A

Company Contacts: Ultratech, Inc. Bruce R. Wright, 408/321-8835 Senior Vice President and CFO

Investor Relations: The Blueshirt Group Suzanne Schmidt, 415/217-4962 suzanne@blueshirtgroup.com Melanie Solomon, 415/217-4964 melanie@blueshirtgroup.com	Media Relations: Joele Frank, Wilkinson Brimmer Katcher Steve Frankel / Nick Leasure 212/355-4449

FOR IMMEDIATE RELEASE

ULTRATECH SETS THE RECORD STRAIGHT REGARDING NEUBERGER BERMAN’S

INVESTOR PRESENTATION

SAN JOSE, Calif., June 22, 2016 — Ultratech, Inc. (Nasdaq: UTEK), a leading supplier of lithography, laser-processing and inspection systems used to manufacture semiconductor devices and high-brightness LEDs (HB-LEDs), as well as atomic layer deposition (ALD) systems, today set the record straight regarding the numerous inaccuracies and misrepresentations made by Neuberger Berman (“Neuberger”) in a recently filed investor presentation.

X	Neuberger Assertion: Neuberger is a seasoned, smart investor that Ultratech investors should trust to increase stockholder value.

✓	The Facts:

•	Neuberger’s Intrinsic Value fund was negative approximately 11 percent over the past year[i].

•	Over this same period, Neuberger’s Intrinsic Value fund had worse performance than The Russell 2000 and significantly worse performance than the S&P 500.

•	For 3-year and 5-year periods, Neuberger’s Intrinsic Value Fund continued to underperform the S&P 500.

•	Over the past year, Ultratech stock was up approximately 24 percent.

X	Neuberger Assertion: Ultratech’s Board of Directors does not want the input of its major stockholders.

✓	The Facts:

•	Following last year’s Annual Meeting of Stockholders, the Company’s Board of Directors and Compensation Committee expanded its dialogue with stockholders to better understand their perspectives on compensation and corporate governance issues.

•	Beginning in July 2015, the Board has engaged with and solicited feedback from stockholders that currently control more than 50 percent of Ultratech’s outstanding shares.

•	Based on input from its stockholders, Ultratech instituted a number of changes to its executive compensation program for fiscal years 2015 and 2016. In addition, the Company maintains a number of compensation programs that it believes serve to keep stockholder interests a priority.

•	In addition, Ultratech has publicly committed to a Board refreshment process and, at the suggestion of an independent stockholder, nominated Dr. Paramesh Gopi, President and Chief Executive Officer of Applied Micro.

•	Dr. Gopi was nominated based on his experience serving in senior operating positions of publicly traded semiconductor companies, deep technology background and established relationships with several foundries, including primary foundry TSMC, as well as secondary foundries SMIC, UMC, Global Foundries and Samsung.

•	As a result of these efforts and the continued execution of the Company’s strategic plan, Ultratech’s stock price is up approximately 16 percentii since the beginning of this year.

X	Neuberger Assertion: Ultratech’s Board has been wholly unresponsive and unwilling to accept Neuberger’s input.

✓	The Facts:

•	Ultratech’s Board and management team have actively engaged with Neuberger beginning in August 2015 regarding Board refreshment and management succession planning.

•	As a result of these conversations:

•	In December 2015, Ultratech announced its intention to appoint one or more new Board members with technology expertise.

•	In February 2016, Ultratech announced the promotion of two individuals to executive officer positions – Tammy D. Landon and Dave Ghosh – as part of an ongoing leadership succession process.

•	When notifying Neuberger that the Board determined not to recommend Neuberger’s candidates because they were not additive, the Board asked Neuberger for additional director candidates to consider.

•	Ultratech has publicly stated that its Board respects Neuberger’s position as a major stockholder and it remains open and willing to work with Neuberger to identify candidates with the right credentials to serve on the Company’s Board.

•	Instead of Neuberger meeting Ultratech half way, Neuberger instead embarked on a costly and distracting proxy contest that is not in the best interests of the Company or other Ultratech stockholders.

X	Neuberger Assertion: Scott Zafiropoulo, the Company’s General Manager of Laser Products and SVP of Marketing, has received compensation of approximately $1 million per year on average over the last five years and questions his qualifications to serve in his current role.

✓	The Facts:

•	Scott Zafiropoulo’s base salary and bonus totaled approximately $314,000 in 2015 (excluding any restricted stock unit grants, which vest over a 50-month period). Scott’s total compensation ranks him after Senior Executives and other Senior Vice Presidents of Ultratech.

•	Scott has been with Ultratech since 1993 in various marketing and technical roles and worked his way up from an Associate Marketing Coordinator through 11 promotions.

•	Scott completed the Marketing Management Program at Stanford School of Business in 2002 and has coauthored numerous articles in trade publications.

•	Neuberger has never requested to meet or speak with Scott Zafiropoulo.

X	Neuberger Assertion: Arthur Zafiropoulo is more devoted to personal and family interests given his ownership of a Ferrari dealership and an auto racing team.

✓	The Facts:

•	Arthur Zafiropoulo owns but does not run the dealership. He is in a partnership with a separate team that manages its operations.

•	Arthur Zafiropoulo is a co-founder of the racing team, but does not own or manage the team. He used personal funds to sponsor the racing team under Ultratech’s name in order to further raise the Company’s profile. Ultratech has never paid any money to sponsor the racing team.

X	Neuberger Assertion: Neuberger’s nominees, Dr. Ronald Black and Beatriz Infante, are highly qualified and are proponents of good corporate governance.

✓	The Facts:

•	Each of Dr. Black and Ms. Infante has piloted several companies into bankruptcy, including MobiWire for Dr. Black and Momenta for Ms. Infante.

•	Dr. Black is the CEO of Rambus, which maintains a staggered board under Dr. Black’s management that is unfriendly to stockholders and a means of board entrenchment.

•	By comparison, in 2009 the Ultratech Board unanimously voted to dismantle its staggered board so as to provide for annual director elections that are more stockholder friendly.

•	Rambus’ corporate governance under Dr. Black is at odds with corporate governance trends for the last 10 years.

•	During Dr. Black’s time as CEO of Wavecom, it was sold in a fire sale to Sierra Wireless in the wake of a sharp drop in Wavecom’s 2008 revenue. Sierra Wireless then promptly informed Dr. Black that it would replace him and he resigned on June 30, 2009.

•	Dr. Black currently sits on the Board of Directors of four companies, both public and private, including Rambus, and is an example of a director who is “overboarded.”

•	During Ms. Infante’s tenure as President, CEO and Chairman of Aspect Communications Corporation, Aspect’s share price declined from $34.44iii to $7.53iv, representing a decline of more than 78 percent.

•	Ms. Infante also has had a problematic history at numerous other publicly traded companies where she was a director or executive officer:

•	Liquidity, Current Director – Stock down approximately 59 percent.

•	Sonus, Current Director – Stock down approximately 30 percent.

•	Emulex Corp., Past Director – Defendant in a stockholder suit.

X	Neuberger Assertion: Nicholas Konidaris and Rick Timmins should not be reelected to the Ultratech Board.

✓	The Facts:

•	Both Nicholas Konidaris and Rick Timmins are highly-qualified directors with a deep understanding of and relevant experience in the semiconductor industry and, during their respective tenures, have led to the creation of stockholder value.

•	Nicholas Konidaris

•	17 years of experience as CEO in consumer electronics, semiconductors, passive components and LED markets.

•	Current President and CEO of OmniGuide Surgical – a leading developer of advanced laser-based energy surgical products. His medical field expertise is valuable to Ultratech’s Atomic Layer Deposition (ALD) business.

•	Served on the North American Executive Board of MIT’s Sloan School of Management.

•	Former President, CEO and director at Electro Scientific Industries – a global supplier of laser-based manufacturing equipment to increase productivity for customers in the consumer electronics, semiconductor, passive components and LED markets.

•	Former President and CEO Advantest America – a holding company of Advantest America, Inc., which is a semiconductor capital equipment manufacturer of testers and handlers.

•	Held senior marketing management positions in several divisions with Teradyne – a leading supplier of automation equipment for test and industrial applications used to test semiconductors, wireless products, data storage and complex electronic systems.

•	Since June 30, 2000, the last trading day of the month before he joined the Company’s Board, Ultratech’s share price has appreciated approximately 53 percent and the company has delivered total shareholder return of approximately 55 percent[v].

•	Rick Timmins, Lead Director

•	Extensive financial background, including 12 years as Vice President of Finance for Cisco and experience with accounting, governance and audit committee matters.

•	Current Venture Partner and investor with G-51 Capital, a seed-stage venture capital firm that invests in the software, hardware, internet, and clean technology sectors.

•	Former director and chairman of the audit committee of Transmeta Corporation – a developer of computing, microprocessing and semiconductor technologies.

•	Served in various positions at Motorola Inc.’s Semiconductor Products Sector, later Freescale Semiconductor, Ltd. – a global leader in the design and manufacture of embedded semiconductors for wireless, networking, automotive, consumer and industrial markets.

•	23 years of experience in Motorola Finance including five years as CFO Motorola Japan, as well as four as Senior VP of Finance for Motorola Semiconductor operations.

•	Since August 1, 2000, the first trading day of the month in which he joined the Company’s Board, Ultratech’s share price has appreciated approximately 39 percent and the company has delivered total shareholder return of approximately 40 percentvi.

X	Neuberger Assertion: Ultratech’s Lead Director, Rick Timmins, did not respond to several substantive settlement offers.

✓	The Facts:

•	Neuberger has only made one informal settlement proposal to Ultratech during an in person conversation on May 10, 2016. The proposal was considered and rejected by Ultratech’s Board.

•	Neuberger proposed that one of its two director nominees be immediately added to Ultratech’s Board and that Ultratech announce a management succession plan.

•	Neuberger’s proposal was for Ultratech to simply accept Neuberger’s position.

•	Neuberger never offered any bona fide compromise.

Ultratech Board unanimously recommends that stockholders vote on the WHITE proxy card “FOR” all seven of the Company’s highly qualified and experienced director nominees - Arthur W. Zafiropoulo, Michael Child, Paramesh Gopi, Nicholas Konidaris, Dennis R. Raney, Henri Richard and Rick Timmins.

Whether or not stockholders plan to attend the 2016 Annual Meeting, they have an opportunity to protect their investment in Ultratech by voting the WHITE proxy card. Ultratech urges stockholders to vote today by telephone, by Internet or by signing and dating the WHITE proxy card. Stockholders may receive an opposing proxy statement and gold proxy card, as well as letters or other proxy solicitation materials from Neuberger. Please do not return or otherwise vote any proxy card sent by Neuberger.

For more information, please visit Ultratech at our investor relations website at http://ir.ultratech.com.

Every Vote Is Important, No Matter How Many Or How Few Shares Stockholders Own.
Please vote the WHITE proxy card TODAY. If stockholders have any questions or require any assistance with voting your shares or if you need additional copies of the proxy materials, please contact:

D.F. King & Co., Inc.
48 Wall Street
New York, NY 10005

Stockholders May Call Toll-Free: (800) 252-8173
Banks & Brokers May Call: (212) 269-5550

About Ultratech

Ultratech, Inc. (Nasdaq: UTEK) designs, builds and markets manufacturing systems for the global technology industry. Founded in 1979, Ultratech serves three core markets: front-end semiconductor, back-end semiconductor, and nanotechnology. The company is the leading supplier of lithography products for bump packaging of integrated circuits and high- brightness LEDs. Ultratech is also the market leader and pioneer of laser spike anneal technology for the production of advanced semiconductor devices. In addition, the company offers solutions leveraging its proprietary coherent gradient sensing (CGS) technology to the semiconductor wafer inspection market and provides atomic layer deposition (ALD) tools to leading research organizations, including academic and industrial institutions. Visit Ultratech online at: www.ultratech.com.

Important Additional Information

In connection with the solicitation of proxies, Ultratech, Inc. (“Ultratech”) has filed with the Securities and Exchange Commission (the “SEC”), a definitive proxy statement and other relevant documents concerning the proposals to be presented at Ultratech’s 2016 Annual Meeting of Stockholders (the “2016 Annual Meeting”). The proxy statement contains important information about Ultratech and the 2016 Annual Meeting. In connection with the 2016 Annual Meeting, Ultratech has mailed the definitive proxy statement to stockholders. In addition, Ultratech files annual, quarterly and special reports, proxy statements and other information with the SEC. You are urged to read the proxy statement and other information because they contain important information about Ultratech and the proposals to be presented at the 2016 Annual Meeting. These documents are available free of charge at the SEC’s website (www.sec.gov) or from Ultratech at our investor relations website (http://ir.ultratech.com). The contents of any websites referenced herein are not deemed to be incorporated by reference into the proxy statement.

Ultratech and its directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies from Ultratech’s stockholders in connection with the election of directors and other matters to be proposed at the 2016 Annual Meeting. Information regarding the interests, if any, of these directors, executive officers and specified employees is included in the definitive proxy statement and other materials filed by Ultratech with the SEC.

Forward-Looking Statements

This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can generally be identified by words such as “anticipates,” “expects,” “remains,” “thinks,” “intends,” “believes,” “estimates,” and similar expressions and include management’s current expectation of its longer term prospects for success. These forward-looking statements are based on our current expectations, estimates, assumptions and projections about our business and industry, and the markets and customers we serve, and they are subject to numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate. Such risks and uncertainties include the timing and possible delays, deferrals and cancellations of orders by customers; quarterly revenue fluctuations; industry and sector cyclicality, instability and unpredictability; market demand for consumer devices utilizing semiconductors produced by our clients; our ability to manage costs; new product introductions, market acceptance of new products and enhanced versions of our existing products; reliability and technical acceptance of our products; our lengthy sales cycles, and the timing of system installations and acceptances; lengthy and costly development cycles for laser-processing and lithography technologies and applications; competition and consolidation in the markets we serve; improvements, including in cost and technical features, of competitors’ products; rapid technological change; pricing pressures and product discounts; our ability to collect receivables; customer and product concentration and lack of product revenue diversification; inventory obsolescence; general economic, financial market and political conditions and other factors outside of our control; domestic and international tax policies; cybersecurity threats in the United States and globally that could impact our industry, customers, and technologies; and other factors described in our SEC reports including our Annual Report on Form 10-K filed for the year ended December 31, 2015 and our Quarterly Report on Form 10-Q filed for the quarterly period ended April 2, 2016. Due to these and other factors, the statements, historical results and percentage relationships set forth herein are not necessarily indicative of the results of operations for any future period. We undertake no obligation to revise or update any forward-looking statements to reflect any event or circumstance that may arise after the date of this release.

(UTEKF)

[i]	Based on twelve-month, three-year and five-year periods from June 20, 2016, based on total shareholder returns with dividends reinvested. Neuberger performance includes fees.
ii	Based on Ultratech’s closing stock price on June 20, 2016.
iii	Aspect’s closing stock price on April 5, 2000, the last trading day prior to the announcement of Ms. Infante’s appointment as Aspect’s President and CEO.
iv	Aspect’s closing stock price on August 17, 2003, the last trading day prior to the announcement of Ms. Infante’s departure from Aspect.
[v]	Stock price appreciation calculated from Ultratech’s closing stock price on August 9, 2000, the last trading day prior to the public announcement that Nicholas Konidaris would join the Company’s Board, to Ultratech’s closing stock price on June 21, 2016.
vi	Stock price appreciation calculated from Ultratech’s closing stock price on September 1, 2000, the last trading day prior to the public announcement that Rick Timmins would join the Company’s Board, to Ultratech’s closing stock price on June 21, 2016.